UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

LUBY’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8308	74-1335253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange at which registered
Common Stock ($0.32 par value per share)	LUB	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 17, 2021, Luby’s, Inc. (“Luby’s”) issued a press release announcing Luby’s Fuddruckers Restaurants, LLC (the “Company”), a wholly-owned subsidiary of Luby’s, entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and between the Company and Black Titan Franchise Systems LLC (the “Purchaser”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events.

On June 17, 2021, the Company entered into the Purchase Agreement, pursuant to which, the Company will sell to the Purchaser assets related to the Fuddruckers franchise business held by the Company, including certain intellectual property rights (including the ownership of the Fuddruckers brand, other than with respect to certain international jurisdictions).

It is currently anticipated that the transaction could provide Luby’s with approximately $18.5 million of value (most of which will be derived from the Purchaser’s issuance of a promissory note to the Company and assumption of certain liabilities). There can be no assurance that Luby’s will realize or receive the full value of such consideration. Luby’s does not currently plan to adjust the estimated liquidation value of Luby’s as a result of this transaction.

The Purchase Agreement contains customary representations and warranties by the Company and the Purchaser, and the Company and the Purchaser have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations. The transaction is subject to customary closing conditions with an outside date of September 30, 2021.

There are no assurances that the transactions contemplated by the Purchase Agreement will be consummated or that the value that Luby’s contemplates will be provided by the transaction will be realized.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated June 17, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2021	LUBY’S, INC.

	By:	/s/ John Garilli
John Garilli
Interim President and Chief Executive Officer

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